THE SPORTS AUTHORITY, INC.

          5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE SEPTEMBER 15, 2001

                                 --------------

                               PURCHASE AGREEMENT


                                                            September 17, 1996

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

      The Sports Authority, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Purchaser") an aggregate of $130,000,000 principal amount of the Convertible Subordinated Notes, convertible into shares of Common Stock, par value $.01 per share ("Stock"), of the Company, specified above (the "Firm Securities") and, at the election of the Purchaser, up to an aggregate of $19,500,000 additional aggregate principal amount of such Convertible Subordinated Notes (the "Optional Securities") (the Firm Securities and the Optional Securities which the Purchaser elects to purchase pursuant to Section 2 hereof are herein collectively called the "Securities"). As used herein, the term "Securities" shall be deemed, unless the context otherwise requires, to include the Securities in the form of a temporary global Security representing the Securities issued and sold in reliance on Regulation S.

      The Purchaser and other holders (including subsequent transferees) of Securities in registered form without coupons will be entitled to the benefits of the registration rights agreement, to be dated as of the Time of Delivery (as defined below) (the "Registration Rights Agreement") among the Company and the Purchaser, in substantially the form previously delivered to you. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of (i) such Securities and (ii) the shares of Stock initially issuable upon conversion of the Securities by holders thereof, and to use its reasonable efforts to cause such shelf registration statement to be declared effective.

1.   The Company represents and warrants to, and agrees with, you that:

        (a) An offering circular, dated September 17, 1996 (the "Offering Circular"), including the international supplement thereto and the Company's Annual Reports on Form 10-K for the fiscal year ended January 28, 1996 (the "Form 10-K") and Quarterly Reports on Form 10-Q for the quarters ended July 28, 1996 and April 28, 1996, which are attached to and made a part of the Offering Circular, have been prepared in connection with the offering of the Firm Securities and Optional Securities and shares of the Stock issuable upon conversion thereof. Any reference to the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the date of the Offering Circular, and any reference to the Offering Circular, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Circular, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Offering Circular, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

        (b) The only subsidiaries of the Company are OSR, Inc., Authority International Inc., The Sports Authority Canada, Inc., Intelligent Sports Inc., The Sports Authority Florida, Inc., The Sports Authority Puerto Rico, Inc. The Sports Authority Michigan, Inc. and Mega Sports Co., Ltd. (all subsidiaries of the Company being referred to herein as the "subsidiaries").

        (c) Intelligent Sports Inc. and The Sports Authority Florida, Inc. are the only subsidiaries that meet the definition of "significant subsidiary" contained in Rule 1-02(w) of Regulation S-X (Intelligent Sports Inc. and The Sports Authority Florida, Inc. being individually referred to as a "Significant Subsidiary" and collectively as the "Significant Subsidiaries");

        (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, that would have,

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

     individually or in the aggregate, a material adverse effect on the business, operations, financial condition, stockholders equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the business, operations, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

        (e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except, in each case, such as are described in the Offering Circular or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

        (f) Each of the Company and the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

        (g) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance out of the Company's authorized and unissued shares of Stock and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular; and all of the issued and outstanding shares of capital stock of the Significant Subsidiaries of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than the lien in favor of the lenders under the Credit Agreement, dated as of April 26, 1995, between the Company, as the Borrower, and the Financial Institutions named therein, as the Lenders;

        (h) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of September 20, 1996 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), under which they are to be issued, each of the Indenture and the Registration Rights Agreement have been duly authorized and, when executed and delivered by the parties thereto, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities, the Indenture and the Registration Rights Agreement will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

        (i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company and (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to clauses (i) and (iii) above, for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect or that would not, individually or in the aggregate, impair the Company's ability to consummate the transactions herein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except (i) as required pursuant to the Registration Rights Agreement, (ii) for the listing of the Stock issuable upon conversion of the Securities on the New York Stock Exchange, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser and conversion of the Securities into shares of Stock and, (iv) the filing, pursuant to Section 5(h) hereof, by the Company of a notice on Form D, pursuant to Regulation D under the Securities Act, with the Commission;

        (j) None of the Company or either of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a Material Adverse Effect;

        (k) The statements set forth in the Offering Circular under the caption "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption "United States Taxation", and under the caption "Offer and Resale", insofar as they purport to describe the provisions of this Agreement, fairly and accurately present the information disclosed therein in all material respects;

        (l) Other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (m) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

        (n) The Company is subject to Section 13 or 15(d) of the Exchange Act;

        (o) The Company is not, and after giving effect to the offering and sale of the Securities will not be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

        (p) Neither the Company nor any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non- U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf, has complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

        (q) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by you), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

        (r) None of the holders of outstanding shares of capital stock of the Company and no other person has or will have any preemptive or other rights (other than the conversion rights of the Securities) to purchase, subscribe for or otherwise acquire (i) the shares of Stock to be issued upon conversion of the Securities or any rights to such shares or (ii) as a result of or in connection with the transactions contemplated by the Indenture or this Agreement, any other capital stock of the Company or rights thereto;

        (s) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

        (t) Price Waterhouse LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

        (u) The Company, either directly or through its wholly-owned subsidiary, Intelligent Sports, Inc., owns, or possesses adequate rights to use, all trademarks, service marks, trade names, copyrights and licenses necessary to conduct the business now operated by it, and neither the Company nor Intelligent Sports Inc. has received any notice of infringement of or conflict with (and knows of no such infringement or conflict with) asserted rights of others with respect to any trademarks, service marks, trade names, copyrights or licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

        (v) The Company and each of the Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Circular, except to the extent that the failure to obtain or file would not, alone or in the aggregate, have a Material Adverse Effect; and

        (w) The Company and each of the Significant Subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

   2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, plus accrued interest, if any, from September 20, 1996, the Firm Securities, and (b) in the event and to the extent that the Purchaser shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, the aggregate principal amount of the Optional Securities as to which such election shall have been exercised.

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


   The Company hereby grants to the Purchaser the right to purchase at its election up to $19,500,000 aggregate principal amount of Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this
Section 2, for the sole purpose of covering overallotments in the sale of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

   3. Upon the authorization by you of the release of the Firm Securities, the Purchaser proposes to offer the Firm Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser hereby represents and warrants to, and agrees with the Company that:

   (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, (ii) institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501 under the Act or, (iii) upon the terms and conditions set forth in Annex I to this Agreement;

   (b)  It is an Institutional Accredited Investor; and

   (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

   4. (a) The Securities to be purchased will be represented (i) in the case of Securities purchased in reliance on Rule 144A (except in the case of Securities to be acquired by Institutional Accredited Investors, which will be represented in definitive certificated registered form), by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian and (ii) in the case of Securities purchased in reliance on Regulation S, by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian for the benefit of Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear System, or Cedel Bank, Societe Anonyme, or both, for credit to the account of Goldman, Sachs & Co., unless otherwise directed by you. The Company will deliver the Securities to Goldman, Sachs & Co., for its account, against payment therefor by or on behalf of the Purchaser of the purchase price therefor by certified or official bank check or checks, or by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m.,

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


New York City time, on September 20, 1996, or such other time and date as the Purchaser and the Company may agree upon in writing and, with respect to the Optional Securities, 10:00 a.m., New York City time, on the date specified by the Purchaser in the written notice given by the Purchaser of the Purchaser's election to purchase such Optional Securities, or such other time and date as the Purchaser and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

   Such Securities, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior to notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by or on behalf of the Company to Goldman, Sachs & Co., against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in Federal (same day) funds. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to such Time of Delivery at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

   (b) The documents to be delivered at such Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

   5. The Company agrees with the Purchaser:

   (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular prior to such Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

   (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion thereof for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action which would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the offer and sale of the Securities in each jurisdiction in which the Securities have been qualified as provided above;

   (c) Subject to delays caused by the Purchaser or its counsel, prior to 1:00 p.m., New York City time, on the New York business day next succeeding the date of this Agreement to furnish the Purchaser with ten copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, copies of the Offering Circular in such quantities as are necessary to fulfill confirmation requirements and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

   (d) During the period beginning from the date hereof and continuing to and including the date 90 days after the Date of the Offering Circular, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee benefit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

   (e) Not to be or become, at any time prior to the expiration of three years after the last Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

   (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

   (g) If requested by you, to use its best efforts to cause Securities sold in reliance on Rule 144A to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

   (h) To file with the Commission, not later than 15 days after each Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Securities Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

   (i) During a period of five years from the date of the Offering Circular to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

   (j) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

   (k) During the period of three years after the last Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

   (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

   (m) Until such time as any Security or any Stock issuable upon conversion thereof is registered under the Securities Act pursuant to the Registration Rights Agreement and transferred pursuant to such registration, to include a legend on the Securities and Stock issuable upon the conversion thereof to the effect set forth under "Notice to Investors" in the Offering Circular;

   (n) To reserve and keep available at all times, free of preemptive rights, authorized and unissued shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

   (o) (i) As promptly as practicable, and in any event not later than 90 days after the First Time of Delivery, to have the Shares of Stock issuable upon conversion of the Securities approved for listing on the New York Stock Exchange.

   6. The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation and printing of the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky Memo and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make, and the Purchaser will reimburse the Company for up to $325,000, and up to an additional $48,750 in the event of the exercise by the Purchaser of its right to purchase Optional Securities, for out-of-pocket expenses incurred in connection with the transactions contemplated hereunder.

   7. The obligations of the Purchaser hereunder at each Time of Delivery shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

   (a) Sullivan & Cromwell, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Securities being delivered at such Time of Delivery, the Offering Circular and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

   (b) Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

        (ii) The shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular;

        (iii) This Agreement has been duly authorized, executed and delivered by the Company;

        (iv) The Securities have been duly authorized, executed, authenticated, issued and delivered, are entitled to the benefits provided by the Indenture, and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities, the Indenture, this Agreement and the Registration Rights Agreement conform to the descriptions thereof in the Offering Circular;

        (v) The Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute valid and legally binding instruments of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

        (vi) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which was filed as an exhibit to the Form 10-K, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any Applicable Laws or any Applicable Orders; provided, that in rendering such opinions such counsel need not express any opinion with respect to (1) foreign or state securities or Blue Sky laws or (2) the information contained in, or the accuracy, completeness or correctness of, the Offering Circular, which matters are dealt with separately herein;

     For purposes of clauses (vi) and (vii) of this Section 7(b): (i) "Applicable Laws" means those laws, rules and regulations of the State of Delaware, the State of New York and the United States of America that, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement; (ii) "Applicable Orders" means those judgments, orders or decrees of Delaware, New York or federal Government Authorities (as such term is hereinafter defined) known to such counsel and identified on a certificate from an appropriate officer of the Company as applicable to the Company or its subsidiaries or their properties;
   (iii) "Governmental Authorities" means any Delaware, New York or federal executive, legislative, judicial, administrative or regulatory body; and (iv) "Governmental Approval" means any consent, approval, license, authorization or qualification or validation of, or notice to, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws or Applicable Orders;

        (vii) Based on such counsel's review of Applicable Laws and Applicable Orders, no Governmental Approval is required for the issue and sale of the Securities or the conversion of the Securities into shares of Stock or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement except (i) as required pursuant to the Registration Rights Agreement, (ii) such approvals as may be required under foreign or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser, and (iii) the filing, pursuant to Section 5(h) hereof, by the Company of a notice on Form D, pursuant to Regulation D under the Securities Act, with the Commission;

        (viii) The statements set forth in the Offering Circular under the caption "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption "United States Taxation", and under the caption "Offer and Resale", to the extent they constitute matters of law or legal conclusions fairly and accurately present the information required to be disclosed therein in all material respects; and

        (ix) No registration of the Securities under the Securities Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchaser in the manner contemplated by this Agreement.

        In addition, such counsel shall state that, in connection with the preparation of the Offering Circular, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, the Purchaser and counsel for the Purchaser at which the contents of the Offering Circular and related matters were discussed, and although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel that have led them to believe that the Offering Circular (except for the financial statements, schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of its date and as of each Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        Such counsel may also state that, insofar as any opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and others.

     (c) Frank W. Bubb III, Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

        (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the Company owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

        (ii) To the best of such counsel's knowledge, after due inquiry and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or such subsidiary, would individually or in the aggregate have a material adverse effect on the business, operations, financial condition, stockholder's equity or results of operations of the Company, or the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened;

        (iii) The issue and sale of the Securities being issued at such Time of Delivery by the Company, the compliance by the Company with all of the provisions of this Agreement, the Securities, the Indenture and the Registration Rights Agreement and the consummation by the Company of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any real estate lease to which the Company or any of its subsidiaries is a party, except for such conflicts, breaches, defaults or violations which would not, individually or in the aggregate, have a material adverse effect on the business, operations, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and

        (iv) The Sports Authority Florida, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation; and all of the issued and outstanding shares of capital stock of The Sports Authority Florida, Inc. have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than the lien in favor of the lenders under the Credit Agreement, dated as of April 26, 1995, between the Company, as the Borrower, and the Financial Institutions named therein, as the Lenders; and

        (v) Intelligent Sports Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation; and all of the issued and outstanding shares of capital stock of Intelligent Sports Inc. have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than the lien in favor of the lenders under the Credit Agreement, dated as of April 26, 1995, between the Company, as the Borrower, and the Financial Institutions named therein, as the Lenders; and

        (vi) To the best of such counsel's knowledge, after due inquiry and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which Intelligent Sports Inc. is a party or of which any property of Intelligent Sports Inc. is the subject which, if determined adversely to Intelligent Sports Inc., would individually or in the aggregate have a material adverse effect on the business, operations, financial condition, stockholder's equity or results of operations of Intelligent Sports Inc.; and, to the best of such counsel's knowledge, no such proceedings are threatened.

        Such counsel may also state that, insofar as any opinions involve factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and certificates of public officials.

     (d) On the date of the Offering Circular prior to the execution of this Agreement and also at such Time of Delivery, Price Waterhouse LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

     (e) (i) Neither the Company nor any of the Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of the Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or any of the Significant Subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

     (h) The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

   8. (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

   (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

   (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

   (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

   (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this
Section 8 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

   9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by the Purchaser or any controlling person of the Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

   10. If the Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Company shall not be under any liability to the Purchaser except as provided in Section 6 and 8 hereof, but if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Purchaser except as provided in Sections 6 and 8 hereof, and the reimbursement provision at the end of paragraph 6 will have no effect.

   11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at 85 Broad Street, New York, New York 10004,
Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

   12. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

   13.  Time shall be of the essence of this Agreement.

   14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH TH LAWS OF THE STATE OF NEW YORK.

   15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and the Company.

                                Very truly yours,

                                The Sports Authority, Inc.



                                By: /S/ ANTHONY F. CRUDELE
                                    -------------------------------
                                        Name:

                                        Title:

Accepted as of the date hereof:

/S/ GOLDMAN, SACHS & CO
---------------------------------
   (Goldman, Sachs & Co.)

                                                                      ANNEX I


     (1) THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE PURCHASER REPRESENTS THAT IT HAS OFFERED AND SOLD THE SECURITIES, AND WILL OFFER AND SELL THE SECURITIES (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME AND (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE LAST TIME OF DELIVERY, ONLY IN ACCORDANCE WITH RULE 903 OF REGULATION S, RULE 144A OR PURSUANT TO PARAGRAPH 2 OF THIS ANNEX I UNDER THE SECURITIES ACT. ACCORDINGLY, THE PURCHASER AGREES THAT NEITHER IT, ITS AFFILIATES NOR ANY PERSONS ACTING ON THEIR BEHALF HAS ENGAGED OR WILL ENGAGE IN ANY DIRECTED SELLING EFFORTS WITH RESPECT TO THE SECURITIES, AND THEY HAVE COMPLIED AND WILL COMPLY WITH THE OFFERING RESTRICTIONS REQUIREMENT OF REGULATION S. THE PURCHASER AGREES THAT, AT OR PRIOR TO CONFIRMATION OF SALE OF SECURITIES (OTHER THAN A SALE PURSUANT TO RULE 144A) OR PURSUANT TO PARAGRAPH 2 OF THIS ANNEX I, IT WILL HAVE SENT TO EACH DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION THAT PURCHASES SECURITIES FROM IT DURING THE RESTRICTED PERIOD A CONFIRMATION OR NOTICE TO SUBSTANTIALLY THE FOLLOWING EFFECT:

           "THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S."

TERMS USED IN THIS PARAGRAPH HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

     THE PURCHASER FURTHER AGREES THAT IT HAS NOT ENTERED AND WILL NOT ENTER INTO ANY CONTRACTUAL ARRANGEMENT WITH RESPECT TO THE DISTRIBUTION OR DELIVERY OF THE SECURITIES, EXCEPT WITH ITS AFFILIATES OR WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

     (3) The Purchaser further represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell debentures, whether as principal or as agent, or in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial

Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (4) The Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit their purchase and resale of the Securities in such jurisdictions. The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. The Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities.

                                                                       ANNEX II


     Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchaser to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

               (B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

               (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet


                                     II-A-1
            items included in the Offering Circular and referred to in Clause
            (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn- outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial
            statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchaser, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
      (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchaser, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                     II-A-2